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                                             Exhibit C1

GRANITE STATE ENERGY, INC.
Statement of Cash Flows
For the Quarter Ended December 31, 1996
(Unaudited, Subject to Adjustment)


Operating activities:
  Net income/(loss)                                      ($56,865)

  Adjustments to reconcile net income/(loss) to net cash provided by operating activities:

     Increase in tax benefit receivable                   (30,656)
     Increase in accounts receivable                      (67,313)
     Increase in accounts payable                         (61,308)
                                                        ---------
Net cash provided by operating activities                (216,142)


Financing activities:
  Subordinated notes payable to parent-issues             200,000
                                                         --------

Net increase in cash and cash equivalents                 (16,142)


Cash and cash equivalents at beginning of period           39,191
                                                         --------
Cash and cash equivalents at end of period               $ 23,049
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